Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Second Quarter 2017 Diluted EPS of $5.22, or $5.24 as adjusted

▪	$104 billion of total net inflows in the second quarter driven by breadth of diversified business model and investments we have made to grow our platform over time
▪	Record $94 billion of long-term net inflows, positive across client type, product type and investment style
▪	12% growth in technology and risk management revenue year-over-year reflects strength of globally integrated investment and technology platform
▪	10% increase in diluted EPS year-over-year
▪	Consistent capital management with $275 million of quarterly share repurchases

FINANCIAL RESULTS

	Q2	Q2			Q1			Six Months Ended June 30,
(in millions, except per share data)	2017	2016	Change		2017	Change		2017	2016	Change
AUM	$5,689,273	$4,890,121	16%		$5,420,477	5%		$5,689,273	$4,890,121	16%
Total net flows	$103,616	$6,504			$64,599			$168,215	$34,331
GAAP basis:
Revenue	$2,965	$2,804	6%		$2,824	5%		$5,789	$5,428	7%
Operating income	$1,242	$1,173	6%		$1,147	8%		$2,389	$2,136	12%
Operating margin	41.9%	41.8%	10	bps	40.6%	130	bps	41.3%	39.4%	190	bps
Net income(1)	$857	$789	9%		$862	(1)%		$1,719	$1,446	19%
Diluted EPS	$5.22	$4.73	10%		$5.23	-%		$10.45	$8.66	21%
Weighted average diluted shares	164.1	166.6	(1)%		164.9	-%		164.5	167.0	(1)%
As adjusted:
Operating income(2)	$1,246	$1,179	6%		$1,151	8%		$2,397	$2,226	8%
Operating margin(2)	43.9%	43.9%	-	bps	42.6%	130	bps	43.3%	42.8%	50	bps
Net income(1) (2)	$860	$797	8%		$865	(1)%		$1,725	$1,508	14%
Diluted EPS(2)	$5.24	$4.78	10%		$5.25	-%		$10.48	$9.03	16%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 and 14 for more information on as adjusted items and the reconciliation to GAAP.

New York, July 17, 2017 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and six months ended June 30, 2017.

“BlackRock’s second quarter results reflect the trust our clients continue to place in our global investment and technology platform,” commented Laurence D. Fink, Chairman and CEO of BlackRock.

“While significant cash remains on the sidelines, investors have begun to put more of their assets to work. The strength and breadth of BlackRock’s platform generated a record $94 billion of long-term net inflows in the quarter, positive across all client and product types, and investment styles. The organic growth that BlackRock is experiencing is a direct result of the investments we’ve made over time to build our platform.

“The combination of BlackRock’s differentiated technology, scale and broad base of investment strategies, including market-cap weighted index products, a spectrum of active offerings from smart beta and factors to high conviction alpha strategies, as well as illiquid alternatives, positions us as the partner of choice to deliver outcomes for both institutional and retail clients.

“iShares® assets under management crossed $1.5 trillion as momentum continued in the second quarter, with a record $74 billion of net inflows. Growth was balanced among iShares Core funds, precision exposures and financial instruments, demonstrating that ETFs are no longer used only as passive allocations, but increasingly by active investors to generate alpha in their portfolios. We continue to focus investments in distribution, portfolio construction technology and ETF education as iShares growth opportunities migrate more rapidly to accelerating adoption and new uses of ETFs.

“Both institutional and retail clients continue to search for yield. BlackRock’s active strategies generated $8 billion of net inflows, led by multi-asset, fixed income and alternative offerings, contributing to strong organic base fee growth this quarter.

“We’ve seen strong fundraising momentum in illiquid alternatives, with $9 billion in flows and commitments year-to-date, as the investments we’ve made in our platform over time are resonating with clients.

“Going forward, technology-enabled scale will be critical for every aspect of an asset manager’s business: client service, alpha-generation and operational excellence. BlackRock’s technology and risk management revenue grew 12% year-over-year, driven by Aladdin®. In addition, our first three Aladdin Risk for Wealth Management clients are now live on the platform, benefitting from greater risk transparency and portfolio construction capabilities. We continued to expand our digital distribution offerings this quarter with the announced acquisition of Cachematrix and minority investment in Scalable Capital. Both transactions illustrate BlackRock’s use of technology to provide enhanced value and innovative solutions for clients.

“I have never seen more opportunity than I do today for BlackRock to help investors achieve their financial goals. As we look to provide increased value both for clients and shareholders, we will continue to strategically invest for enhanced growth going forward.”

RESULTS BY CLIENT TYPE

				June 30, 2017	Q2 2017
	Q2 2017	June 30, 2017	Q2 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Retail	$6,510	$586,756	$819	10%	31%
iShares ETFs	73,755	1,528,236	998	27%	37%
Institutional:
Active	4,589	1,075,855	470	19%	18%
Index	8,662	2,093,193	251	37%	9%
Total institutional	13,251	3,169,048	721	56%	27%
Long-term	93,516	5,284,040	2,538	93%	95%
Cash management	10,178	402,575	137	7%	5%
Advisory	(78)	2,658	-	-	-
Total	$103,616	$5,689,273	$2,675	100%	100%

RESULTS BY PRODUCT TYPE

				June 30, 2017	Q2 2017
	Q2 2017	June 30, 2017	Q2 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Equity	$38,370	$3,014,696	$1,366	53%	51%
Fixed income	42,915	1,704,624	712	30%	27%
Multi-asset	9,524	436,736	282	8%	11%
Alternatives	2,707	127,984	178	2%	6%
Long-term	93,516	5,284,040	2,538	93%	95%
Cash management	10,178	402,575	137	7%	5%
Advisory	(78)	2,658	-	-	-
Total	$103,616	$5,689,273	$2,675	100%	100%

RESULTS BY INVESTMENT STYLE

				June 30, 2017	Q2 2017
	Q2 2017	June 30, 2017	Q2 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Active	$7,535	$1,598,591	$1,273	28%	48%
Index and iShares ETFs	85,981	3,685,449	1,265	65%	47%
Long-term	93,516	5,284,040	2,538	93%	95%
Cash management	10,178	402,575	137	7%	5%
Advisory	(78)	2,658	-	-	-
Total	$103,616	$5,689,273	$2,675	100%	100%
(1)	Base fees include investment advisory, administration fees and securities lending revenue.

BUSINESS HIGHLIGHTS

Long-term net inflows of $96.2 billion and $6.2 billion from clients in the Americas and Asia-Pacific regions, respectively, were partially offset by net outflows of $8.9 billion from clients in EMEA. At June 30, 2017, BlackRock managed 64% of its long-term AUM for investors in the Americas and 36% for clients in EMEA and Asia-Pacific.

The Company’s net flows by client type for the second quarter of 2017 are presented below.

▪

Retail long-term net inflows of $6.5 billion reflected net inflows of $3.5 billion internationally and $3.0 billion in the United States. Fixed income net inflows of $7.1 billion were diversified across our top-performing platform, led by net inflows into municipal, total return and unconstrained categories. Equity net outflows of $0.6 billion reflected outflows from European and US equities. Multi-asset net outflows of $0.1 billion were largely due to outflows from world allocation strategies.

▪

iShares ETFs long-term net inflows of $73.8 billion reflected strength in precision exposure, financial instrument and iShares Core ETFs. Equity net inflows of $51.8 billion were driven by both US and international equity market exposures. Fixed income net inflows of $21.0 billion reflected inflows into investment grade corporate, emerging markets debt and treasury bond funds. Commodities iShares generated $0.7 billion of net inflows.

▪

Institutional active long-term net inflows of $4.6 billion were led by multi-asset net inflows of $9.5 billion reflecting ongoing demand for the LifePath® target-date series. Alternatives net inflows of $1.7 billion were led by flows into infrastructure offerings. Equity net outflows of $4.4 billion were largely due to outflows from scientific active and fundamental US equities.

▪	Institutional index long-term net inflows of $8.7 billion reflected fixed income net inflows of $17.1 billion, partially offset by equity net outflows of $8.5 billion.

Cash management AUM increased 4% to $402.6 billion, driven by $10.2 billion of net inflows.

INVESTMENT PERFORMANCE AT JUNE 30, 2017 (1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	75%	77%	88%
Tax-exempt	53%	54%	68%
Index AUM within or above applicable tolerance	97%	94%	99%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	62%	78%	66%
Scientific	91%	92%	92%
Index AUM within or above applicable tolerance	95%	98%	96%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Monday, July 17, 2017 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 47820770). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Monday, July 17, 2017 and ending at midnight on Monday, July 31, 2017. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 47820770. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients.  At June 30, 2017, BlackRock’s AUM was $5.7 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles.  BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®.  As of June 30, 2017, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	June 30,				March 31,
	2017	2016	Change		2017	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,675	$2,489	$186		$2,530	$145
Investment advisory performance fees	48	74	(26)		70	(22)
Technology and risk management revenue(a)	164	146	18		158	6
Distribution fees	5	11	(6)		7	(2)
Advisory and other revenue(a)	73	84	(11)		59	14
Total revenue	2,965	2,804	161		2,824	141

Expense
Employee compensation and benefits	999	977	22		1,021	(22)
Distribution and servicing costs	121	109	12		117	4
Amortization of deferred sales commissions	4	9	(5)		5	(1)
Direct fund expense	224	195	29		208	16
General and administration	350	316	34		301	49
Amortization of intangible assets	25	25	-		25	-
Total expense	1,723	1,631	92		1,677	46

Operating income	1,242	1,173	69		1,147	95

Nonoperating income (expense)
Net gain (loss) on investments	36	20	16		51	(15)
Interest and dividend income	13	6	7		7	6
Interest expense	(48)	(51)	3		(65)	17
Total nonoperating income (expense)	1	(25)	26		(7)	8

Income before income taxes	1,243	1,148	95		1,140	103
Income tax expense	376	353	23		269	107
Net income	867	795	72		871	(4)
Less:
Net income (loss) attributable to noncontrolling interests	10	6	4		9	1
Net income attributable to BlackRock, Inc.	$857	$789	$68		$862	$(5)

Weighted-average common shares outstanding
Basic	162,502,465	164,758,612	(2,256,147)		163,016,599	(514,134)
Diluted	164,149,861	166,639,290	(2,489,429)		164,856,183	(706,322)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$5.27	$4.79	$0.48		$5.29	$(0.02)
Diluted	$5.22	$4.73	$0.49		$5.23	$(0.01)
Cash dividends declared and paid per share	$2.50	$2.29	$0.21		$2.50	$-

Supplemental information:

AUM (end of period)	$5,689,273	$4,890,121	$799,152		$5,420,477	$268,796
Shares outstanding (end of period)	162,207,216	164,463,297	(2,256,081)		162,868,647	(661,431)
GAAP:
Operating margin	41.9%	41.8%	10	bps	40.6%	130	bps
Effective tax rate	30.5%	30.9%	(40	) bps	23.8%	670	bps
As adjusted:
Operating income (1)	$1,246	$1,179	$67		$1,151	$95
Operating margin (1)	43.9%	43.9%	-	bps	42.6%	130	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(9)	$(31)	$22		$(16)	$7
Net income attributable to BlackRock, Inc. (2)	$860	$797	$63		$865	$(5)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$5.24	$4.78	$0.46		$5.25	$(0.01)
Effective tax rate	30.5%	30.6%	(10	) bps	23.8%	670	bps

See pages 13-14 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a) Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions® and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $189 million for the three months ended June 30, 2017. The prior period amount reported for BlackRock Solutions and advisory of $172 million for the three months ended June 30, 2016 has been reclassified to conform to the current presentation.  See page 10 for further information.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Six Months Ended
	June 30,
	2017	2016	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$5,205	$4,848	$357
Investment advisory performance fees	118	108	10
Technology and risk management revenue(a)	322	287	35
Distribution fees	12	22	(10)
Advisory and other revenue(a)	132	163	(31)
Total revenue	5,789	5,428	361

Expense
Employee compensation and benefits	2,020	1,924	96
Distribution and servicing costs	238	206	32
Amortization of deferred sales commissions	9	19	(10)
Direct fund expense	432	383	49
General and administration	651	634	17
Restructuring charge	-	76	(76)
Amortization of intangible assets	50	50	-
Total expense	3,400	3,292	108

Operating income	2,389	2,136	253

Nonoperating income (expense)
Net gain (loss) on investments	87	18	69
Interest and dividend income	20	11	9
Interest expense	(113)	(102)	(11)
Total nonoperating income (expense)	(6)	(73)	67

Income before income taxes	2,383	2,063	320
Income tax expense	645	621	24
Net income	1,738	1,442	296
Less:
Net income (loss) attributable to noncontrolling interests	19	(4)	23
Net income attributable to BlackRock, Inc.	$1,719	$1,446	$273

Weighted-average common shares outstanding
Basic	162,758,112	165,073,371	(2,315,259)
Diluted	164,544,760	167,023,559	(2,478,799)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$10.56	$8.76	$1.80
Diluted	$10.45	$8.66	$1.79
Cash dividends declared and paid per share	$5.00	$4.58	$0.42

Supplemental information:

AUM (end of period)	$5,689,273	$4,890,121	$799,152
Shares outstanding (end of period)	162,207,216	164,463,297	(2,256,081)
GAAP:
Operating margin	41.3%	39.4%	190	bps
Effective tax rate	27.3%	30.1%	(280	) bps
As adjusted:
Operating income (1)	$2,397	$2,226	$171
Operating margin (1)	43.3%	42.8%	50	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(25)	$(69)	$44
Net income attributable to BlackRock, Inc. (2)	$1,725	$1,508	$217
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$10.48	$9.03	$1.45
Effective tax rate	27.3%	30.1%	(280	) bps

See pages 13-14 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a) Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $371 million for the six months ended June 30, 2017.  The prior period amount reported for BlackRock Solutions and advisory of $343 million for the six months ended June 30, 2016 has been reclassified to conform to the current presentation.  See page 10 for further information.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	March 31,	inflows		Market		June 30,
	2017	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Retail:
Equity	$208,181	$(553)	$-	$5,524	$2,656	$215,808	$212,757
Fixed income	230,003	7,091	-	1,940	1,898	240,932	236,361
Multi-asset	110,702	(149)	-	2,952	398	113,903	112,530
Alternatives	15,447	121	-	340	205	16,113	16,565
Retail subtotal	564,333	6,510	-	10,756	5,157	586,756	578,213
iShares ETFs:
Equity	1,052,409	51,834	-	29,006	6,601	1,139,850	1,098,998
Fixed income	337,904	20,950	-	2,090	4,047	364,991	351,251
Multi-asset	2,890	269	-	77	4	3,240	3,065
Alternatives	20,132	702	-	(772)	93	20,155	20,296
iShares ETFs subtotal	1,413,335	73,755	-	30,401	10,745	1,528,236	1,473,610
Institutional:
Active:
Equity	124,817	(4,386)	-	4,282	1,733	126,446	126,151
Fixed income	543,782	(2,217)	-	8,088	3,999	553,652	549,297
Multi-asset	290,729	9,458	-	5,249	6,485	311,921	300,779
Alternatives	77,905	1,734	3,264	222	711	83,836	79,275
Active subtotal	1,037,233	4,589	3,264	17,841	12,928	1,075,855	1,055,502
Index:
Equity	1,480,108	(8,525)	-	48,500	12,509	1,532,592	1,513,735
Fixed income	518,880	17,091	-	(3,791)	12,869	545,049	536,685
Multi-asset	7,244	(54)	-	457	25	7,672	7,551
Alternatives	7,673	150	-	(56)	113	7,880	7,800
Index subtotal	2,013,905	8,662	-	45,110	25,516	2,093,193	2,065,771
Institutional subtotal	3,051,138	13,251	3,264	62,951	38,444	3,169,048	3,121,273
Long-term	5,028,806	93,516	3,264	104,108	54,346	5,284,040	5,173,096
Cash management	388,935	10,178	-	406	3,056	402,575	401,996
Advisory (4)	2,736	(78)	-	(62)	62	2,658	2,693
Total	$5,420,477	$103,616	$3,264	$104,452	$57,464	$5,689,273	$5,577,785

Current Quarter Component Changes by Investment Style and Product Type (Long-term)
		Net
	March 31,	inflows		Market		June 30,
	2017	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Active:
Equity	$285,716	$(7,641)	$-	$8,546	$3,575	$290,196	$288,982
Fixed income	763,020	4,012	-	10,018	5,572	782,622	774,232
Multi-asset	401,431	9,309	-	8,201	6,883	425,824	413,309
Alternatives	93,352	1,855	3,264	562	916	99,949	95,840
Active subtotal	1,543,519	7,535	3,264	27,327	16,946	1,598,591	1,572,363
Index and iShares ETFs:
iShares ETFs:
Equity	1,052,409	51,834	-	29,006	6,601	1,139,850	1,098,998
Fixed income	337,904	20,950	-	2,090	4,047	364,991	351,251
Multi-asset	2,890	269	-	77	4	3,240	3,065
Alternatives	20,132	702	-	(772)	93	20,155	20,296
iShares ETFs subtotal	1,413,335	73,755	-	30,401	10,745	1,528,236	1,473,610
Non-ETF Index:
Equity	1,527,390	(5,823)	-	49,760	13,323	1,584,650	1,563,661
Fixed income	529,645	17,953	-	(3,781)	13,194	557,011	548,111
Multi-asset	7,244	(54)	-	457	25	7,672	7,551
Alternatives	7,673	150	-	(56)	113	7,880	7,800
Non-ETF Index subtotal	2,071,952	12,226	-	46,380	26,655	2,157,213	2,127,123
Index & iShares ETFs subtotal	3,485,287	85,981	-	76,781	37,400	3,685,449	3,600,733
Long-term	$5,028,806	$93,516	$3,264	$104,108	$54,346	$5,284,040	$5,173,096

Current Quarter Component Changes by Product Type (Long-term)
		Net
	March 31,	inflows		Market		June 30,
	2017	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Equity	$2,865,515	$38,370	$-	$87,312	$23,499	$3,014,696	$2,951,641
Fixed income	1,630,569	42,915	-	8,327	22,813	1,704,624	1,673,594
Multi-asset	411,565	9,524	-	8,735	6,912	436,736	423,925
Alternatives:
Core	90,914	1,852	3,264	589	932	97,551	93,411
Currency and commodities(5)	30,243	855	-	(855)	190	30,433	30,525
Alternatives subtotal	121,157	2,707	3,264	(266)	1,122	127,984	123,936
Long-term	$5,028,806	$93,516	$3,264	$104,108	$54,346	$5,284,040	$5,173,096

(1)	Amount represents AUM acquired in the First Reserve Energy Infrastructure business transaction in June 2017.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		June 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Retail:
Equity	$196,221	$1,276	$-	$14,782	$3,529	$215,808	$207,755
Fixed income	222,256	11,884	-	4,433	2,359	240,932	231,545
Multi-asset	107,997	(1,893)	-	7,209	590	113,903	111,068
Alternatives	15,478	(133)	-	502	266	16,113	16,078
Retail subtotal	541,952	11,134	-	26,926	6,744	586,756	566,446
iShares ETFs:
Equity	951,252	96,386	-	83,756	8,456	1,139,850	1,050,985
Fixed income	314,707	41,254	-	4,050	4,980	364,991	339,617
Multi-asset	3,149	(109)	-	195	5	3,240	3,003
Alternatives	18,771	705	-	561	118	20,155	19,961
iShares ETFs subtotal	1,287,879	138,236	-	88,562	13,559	1,528,236	1,413,566
Institutional:
Active:
Equity	120,699	(9,062)	-	12,157	2,652	126,446	124,758
Fixed income	536,727	(3,463)	-	13,192	7,196	553,652	546,905
Multi-asset	276,933	13,217	-	13,703	8,068	311,921	292,484
Alternatives	75,615	2,888	3,264	860	1,209	83,836	78,086
Active subtotal	1,009,974	3,580	3,264	39,912	19,125	1,075,855	1,042,233
Index:
Equity	1,389,004	(6,172)	-	128,583	21,177	1,532,592	1,474,598
Fixed income	498,675	26,613	-	1,548	18,213	545,049	522,641
Multi-asset	6,928	(142)	-	709	177	7,672	7,365
Alternatives	7,074	607	-	38	161	7,880	7,584
Index subtotal	1,901,681	20,906	-	130,878	39,728	2,093,193	2,012,188
Institutional subtotal	2,911,655	24,486	3,264	170,790	58,853	3,169,048	3,054,421
Long-term	4,741,486	173,856	3,264	286,278	79,156	5,284,040	5,034,433
Cash management	403,584	(5,527)	-	625	3,893	402,575	401,362
Advisory (4)	2,782	(114)	-	(92)	82	2,658	2,727
Total	$5,147,852	$168,215	$3,264	$286,811	$83,131	$5,689,273	$5,438,522

Year-to-Date Component Changes by Investment Style and Product Type (Long-term)
		Net
	December 31,	inflows		Market		June 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Active:
Equity	$275,033	$(14,460)	$-	$24,533	$5,090	$290,196	$285,283
Fixed income	749,996	6,073	-	17,423	9,130	782,622	767,774
Multi-asset	384,930	11,324	-	20,912	8,658	425,824	403,552
Alternatives	91,093	2,755	3,264	1,362	1,475	99,949	94,164
Active subtotal	1,501,052	5,692	3,264	64,230	24,353	1,598,591	1,550,773
Index and iShares ETFs:
iShares ETFs:
Equity	951,252	96,386	-	83,756	8,456	1,139,850	1,050,985
Fixed income	314,707	41,254	-	4,050	4,980	364,991	339,617
Multi-asset	3,149	(109)	-	195	5	3,240	3,003
Alternatives	18,771	705	-	561	118	20,155	19,961
iShares ETFs subtotal	1,287,879	138,236	-	88,562	13,559	1,528,236	1,413,566
Non-ETF Index:
Equity	1,430,891	502	-	130,989	22,268	1,584,650	1,521,828
Fixed income	507,662	28,961	-	1,750	18,638	557,011	533,317
Multi-asset	6,928	(142)	-	709	177	7,672	7,365
Alternatives	7,074	607	-	38	161	7,880	7,584
Non-ETF Index subtotal	1,952,555	29,928	-	133,486	41,244	2,157,213	2,070,094
Index & iShares ETFs subtotal	3,240,434	168,164	-	222,048	54,803	3,685,449	3,483,660
Long-term	$4,741,486	$173,856	$3,264	$286,278	$79,156	$5,284,040	$5,034,433

Year-to-Date Component Changes by Product Type (Long-term)
		Net
	December 31,	inflows		Market		June 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Equity	$2,657,176	$82,428	$-	$239,278	$35,814	$3,014,696	$2,858,096
Fixed income	1,572,365	76,288	-	23,223	32,748	1,704,624	1,640,708
Multi-asset	395,007	11,073	-	21,816	8,840	436,736	413,920
Alternatives:
Core	88,630	2,854	3,264	1,398	1,405	97,551	91,742
Currency and commodities(5)	28,308	1,213	-	563	349	30,433	29,967
Alternatives subtotal	116,938	4,067	3,264	1,961	1,754	127,984	121,709
Long-term	$4,741,486	$173,856	$3,264	$286,278	$79,156	$5,284,040	$5,034,433

(1)	Amount represents AUM acquired in the First Reserve Energy Infrastructure business transaction in June 2017.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing seven months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	June 30,	inflows		Market		June 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Retail:
Equity	$191,980	$(872)	$-	$24,857	$(157)	$215,808	$201,420
Fixed income	223,710	15,854	-	863	505	240,932	229,597
Multi-asset	111,456	(7,043)	-	9,529	(39)	113,903	110,946
Alternatives	17,281	(1,477)	-	279	30	16,113	16,273
Retail subtotal	544,427	6,462	-	35,528	339	586,756	558,236
iShares ETFs:
Equity	826,768	172,556	-	138,104	2,422	1,139,850	971,426
Fixed income	304,896	63,658	-	(4,688)	1,125	364,991	330,422
Multi-asset	2,328	709	-	202	1	3,240	2,770
Alternatives	20,130	1,870	-	(1,864)	19	20,155	20,761
iShares ETFs subtotal	1,154,122	238,793	-	131,754	3,567	1,528,236	1,325,379
Institutional:
Active:
Equity	120,127	(15,224)	-	22,264	(721)	126,446	123,258
Fixed income	549,686	2,864	-	5,194	(4,092)	553,652	549,815
Multi-asset	264,937	25,407	-	20,209	1,368	311,921	283,762
Alternatives	74,971	4,369	3,264	1,497	(265)	83,836	76,581
Active subtotal	1,009,721	17,416	3,264	49,164	(3,710)	1,075,855	1,033,416
Index:
Equity	1,293,683	(2,717)	-	249,560	(7,934)	1,532,592	1,412,424
Fixed income	488,364	56,200	-	7,214	(6,729)	545,049	509,285
Multi-asset	7,799	(106)	-	304	(325)	7,672	7,628
Alternatives	6,808	756	-	419	(103)	7,880	7,348
Index subtotal	1,796,654	54,133	-	257,497	(15,091)	2,093,193	1,936,685
Institutional subtotal	2,806,375	71,549	3,264	306,661	(18,801)	3,169,048	2,970,101
Long-term	4,504,924	316,804	3,264	473,943	(14,895)	5,284,040	4,853,716
Cash management	374,684	26,841	-	1,070	(20)	402,575	395,485
Advisory (4)	10,513	(7,570)	-	(54)	(231)	2,658	6,132
Total	$4,890,121	$336,075	$3,264	$474,959	$(15,146)	$5,689,273	$5,255,333

Year-over-Year Component Changes by Investment Style and Product Type (Long-term)
		Net
	June 30,	inflows		Market		June 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Active:
Equity	$276,348	$(26,841)	$-	$41,321	$(632)	$290,196	$281,929
Fixed income	765,431	14,770	-	5,895	(3,474)	782,622	769,820
Multi-asset	376,393	18,364	-	29,738	1,329	425,824	394,709
Alternatives	92,251	2,892	3,264	1,777	(235)	99,949	92,854
Active subtotal	1,510,423	9,185	3,264	78,731	(3,012)	1,598,591	1,539,312
Index and iShares ETFs:
iShares ETFs
Equity	826,768	172,556	-	138,104	2,422	1,139,850	971,426
Fixed income	304,896	63,658	-	(4,688)	1,125	364,991	330,422
Multi-asset	2,328	709	-	202	1	3,240	2,770
Alternatives	20,130	1,870	-	(1,864)	19	20,155	20,761
iShares ETFs subtotal	1,154,122	238,793	-	131,754	3,567	1,528,236	1,325,379
Non-ETF Index
Equity	1,329,442	8,028	-	255,360	(8,180)	1,584,650	1,455,173
Fixed income	496,329	60,148	-	7,376	(6,842)	557,011	518,877
Multi-asset	7,799	(106)	-	304	(325)	7,672	7,627
Alternatives	6,809	756	-	418	(103)	7,880	7,348
Non-ETF Index subtotal	1,840,379	68,826	-	263,458	(15,450)	2,157,213	1,989,025
Index & iShares ETFs subtotal	2,994,501	307,619	-	395,212	(11,883)	3,685,449	3,314,404
Long-term	$4,504,924	$316,804	$3,264	$473,943	$(14,895)	$5,284,040	$4,853,716

Year-over-Year Quarter Component Changes by Product Type (Long-term)
		Net
	June 30,	inflows		Market		June 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Equity	$2,432,558	$153,743	$-	$434,785	$(6,390)	$3,014,696	$2,708,528
Fixed income	1,566,656	138,576	-	8,583	(9,191)	1,704,624	1,619,119
Multi-asset	386,520	18,967	-	30,244	1,005	436,736	405,106
Alternatives:
Core	89,912	2,663	3,264	1,789	(77)	97,551	90,484
Currency and commodities(5)	29,278	2,855	-	(1,458)	(242)	30,433	30,479
Alternatives subtotal	119,190	5,518	3,264	331	(319)	127,984	120,963
Long-term	$4,504,924	$316,804	$3,264	$473,943	$(14,895)	$5,284,040	$4,853,716

(1)	Amount represents AUM acquired in the First Reserve Energy Infrastructure business transaction in June 2017.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

				Three Months
	Three Months Ended			Ended		Six Months Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$412	$406	$6	$402	$10	$814	$792	$22
iShares ETFs	776	656	120	721	55	1,497	1,279	218
Non-ETF Index	178	174	4	161	17	339	338	1
Equity subtotal	1,366	1,236	130	1,284	82	2,650	2,409	241
Fixed income:
Active	428	414	14	411	17	839	810	29
iShares ETFs	200	172	28	185	15	385	324	61
Non-ETF Index	84	69	15	85	(1)	169	139	30
Fixed income subtotal	712	655	57	681	31	1,393	1,273	120
Multi-asset	282	291	(9)	272	10	554	575	(21)
Alternatives:
Core	156	168	(12)	144	12	300	332	(32)
Currency and commodities	22	20	2	22	-	44	37	7
Alternatives subtotal	178	188	(10)	166	12	344	369	(25)
Long-term	2,538	2,370	168	2,403	135	4,941	4,626	315
Cash management	137	119	18	127	10	264	222	42
Total base fees	2,675	2,489	186	2,530	145	5,205	4,848	357
Investment advisory performance fees:
Equity	12	42	(30)	15	(3)	27	53	(26)
Fixed income	1	2	(1)	10	(9)	11	7	4
Multi-asset	7	2	5	5	2	12	5	7
Alternatives	28	28	-	40	(12)	68	43	25
Total performance fees	48	74	(26)	70	(22)	118	108	10
Technology and risk management revenue(1)	164	146	18	158	6	322	287	35
Distribution fees	5	11	(6)	7	(2)	12	22	(10)
Advisory and other revenue:
Advisory(1)	25	26	(1)	24	1	49	56	(7)
Other	48	58	(10)	35	13	83	107	(24)
Advisory and other revenue	73	84	(11)	59	14	132	163	(31)
Total revenue	$2,965	$2,804	$161	$2,824	$141	$5,789	$5,428	$361

(1)

Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $189 million and $371 million for the three and six months ended June 30, 2017, respectively. The prior period amounts reported for BlackRock Solutions and advisory of $172 million and $343 million for the three and six months ended June 30, 2016, respectively, have been reclassified to conform to the current presentation.

Highlights

▪

Investment advisory, administration fees and securities lending revenue increased $186 million from the second quarter of 2016, reflecting the impact of higher markets and organic growth on average AUM, partially offset by the impact of foreign exchange movements and previously announced pricing changes to select investment products.  Securities lending revenue of $156 million in the current quarter compared with $151 million in the second quarter of 2016.

Investment advisory, administration fees and securities lending revenue increased $145 million from the first quarter of 2017, driven by higher average AUM, the effect of one additional day in the current quarter and seasonally higher securities lending revenue.

▪

Performance fees decreased $26 million from the second quarter of 2016, primarily reflecting lower revenue from equity products and decreased $22 million from the first quarter of 2017, primarily reflecting lower revenue from alternative and fixed income products.

▪	Technology and risk management revenue increased $18 million from the second quarter of 2016 and $6 million from the first quarter of 2017, reflecting ongoing demand for Aladdin.
▪

Advisory and other revenue decreased $11 million from the second quarter of 2016 and increased $14 million from the first quarter of 2017, primarily reflecting changes in earnings from strategic minority investments.

SUMMARY OF OPERATING EXPENSE

	Three			Three
	Months Ended			Months Ended		Six Months Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Operating expense
Employee compensation and benefits	$999	$977	$22	$1,021	$(22)	$2,020	$1,924	$96
Distribution and servicing costs	121	109	12	117	4	238	206	32
Amortization of deferred sales commissions	4	9	(5)	5	(1)	9	19	(10)
Direct fund expense	224	195	29	208	16	432	383	49
General and administration	350	316	34	301	49	651	634	17
Restructuring charge	-	-	-	-	-	-	76	(76)
Amortization of intangible assets	25	25	-	25	-	50	50	-
Total operating expense	$1,723	$1,631	$92	$1,677	$46	$3,400	$3,292	$108

Highlights

▪	Employee compensation and benefits expense increased $22 million from the second quarter of 2016, primarily reflecting higher headcount.

Employee compensation and benefits expense decreased $22 million from the first quarter of 2017, reflecting lower seasonal employer payroll taxes in the current quarter and approximately $20 million of expense associated with the repositioning of the active equity platform recorded in the first quarter of 2017.

▪	Direct fund expense increased $29 million from the second quarter of 2016 and $16 million from the first quarter of 2017, reflecting higher average AUM.

▪

General and administration expense increased $34 million from the second quarter of 2016, reflecting higher portfolio services, technology, and marketing and promotional expense, and $49 million from the first quarter of 2017, reflecting higher technology and marketing and promotional expense, and the impact of foreign exchange remeasurement expense.

INCOME TAX EXPENSE

	Three			Three
	Months Ended			Months Ended		Six Months Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Income tax expense	$376	$353	$23	$ 269	$107	$645	$621	$24

Highlights

▪

First quarter 2017 income tax expense included an $81 million discrete tax benefit reflecting the adoption of new accounting guidance related to stock-based compensation awards that vested in the first quarter of 2017.

SUMMARY AND RECONCILIATION OF U.S. GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), AS ADJUSTED

	Three Months			Three Months
	Ended			Ended		Six Months Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Nonoperating income (expense), GAAP basis	$1	$(25)	$26	$(7)	$8	$(6)	$(73)	$67
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	10	6	4	9	1	19	(4)	23
Nonoperating income (expense), as adjusted(1)(2)	$(9)	$(31)	$22	$(16)	$7	$(25)	$(69)	$44

	Three Months			Three Months
	Ended			Ended		Six Months Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Net gain (loss) on investments(1)(2)
Private equity	$8	$7	$1	$6	$2	$14	$9	$5
Real assets	-	1	(1)	1	(1)	1	3	(2)
Other alternatives(3)	9	4	5	14	(5)	23	4	19
Other investments(4)	4	2	2	21	(17)	25	6	19
Subtotal	21	14	7	42	(21)	63	22	41
Other gains	5	-	5	-	5	5	-	5
Total net gain (loss) on investments(1)(2)	26	14	12	42	(16)	68	22	46
Interest and dividend income	13	6	7	7	6	20	11	9
Interest expense	(48)	(51)	3	(65)	17	(113)	(102)	(11)
Net interest expense	(35)	(45)	10	(58)	23	(93)	(91)	(2)
Nonoperating income (expense), as adjusted(1)(2)	$(9)	$(31)	$22	$(16)	$7	$(25)	$(69)	$44

(1)	Net of net income (loss) attributable to NCI.
(2)

Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to results.   For more information on other as adjusted items and the reconciliation to GAAP see notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 and 14.

(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts include net gains (losses) related to equity and fixed income investments.

Highlights

▪

First quarter 2017 interest expense included a make-whole redemption premium of $14 million related to the refinancing of $700 million of 6.25% notes, which were called prior to their September 2017 maturity.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	June 30,	December 31,
(in billions), (unaudited)	2017 (Est.)	2016
Total balance sheet assets	$217	$220
Separate account assets and separate account collateral held under securities lending agreements	(173)	(177)
Consolidated sponsored investment funds	-	(1)
Goodwill and intangible assets, net	(31)	(30)
Economic tangible assets	$13	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2017	2016	2017	2017	2016
Operating income, GAAP basis	$1,242	$1,173	$1,147	$2,389	$2,136
Non-GAAP expense adjustments:
Restructuring charge	-	-	-	-	76
PNC LTIP funding obligation	4	6	4	8	14
Operating income, as adjusted	$1,246	$1,179	$1,151	$2,397	$2,226
Revenue, GAAP basis	$2,965	$2,804	$2,824	$5,789	$5,428
Non-GAAP adjustments:
Distribution and servicing costs	(121)	(109)	(117)	(238)	(206)
Amortization of deferred sales commissions	(4)	(9)	(5)	(9)	(19)
Revenue used for operating margin measurement	$2,840	$2,686	$2,702	$5,542	$5,203
Operating margin, GAAP basis	41.9%	41.8%	40.6%	41.3%	39.4%
Operating margin, as adjusted	43.9%	43.9%	42.6%	43.3%	42.8%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.
RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions, except per share data), (unaudited)	2017	2016	2017	2017	2016
Net income attributable to BlackRock, Inc., GAAP basis	$857	$789	$862	$1,719	$1,446
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	-	-	-	-	53
PNC LTIP funding obligation, net of tax	3	4	3	6	9
Income tax matters	-	4	-	-	-
Net income attributable to BlackRock, Inc., as adjusted	$860	$797	$865	$1,725	$1,508
Diluted weighted-average common shares outstanding(3)	164.1	166.6	164.9	164.5	167.0
Diluted earnings per common share, GAAP basis(3)	$5.22	$4.73	$5.23	$10.45	$8.66
Diluted earnings per common share, as adjusted(3)	$5.24	$4.78	$5.25	$10.48	$9.03

See notes (2) and (3) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented.  Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

▪

Operating income, as adjusted, includes non-GAAP expense adjustments.  The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value.  For the six months ended June 30, 2016, a restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide an analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented.

▪

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products.  In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments.  Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill.  Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(3) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of June 30, 2017 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of May 31, 2017. The performance data does not include accounts terminated prior to June 30, 2017 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of June 30, 2017 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.